UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                                October 19, 2007
                          ----------------------------

                             CEC ENTERTAINMENT, INC.
               (Exact name of registrant as specified in charter)


             Kansas                         0-15782              48-0905805
(State or other jurisdiction of     (Commission File Number)    (IRS Employer
 incorporation or organization)                              Identification No.)

                            4441 West Airport Freeway
                               Irving, Texas 75062
                     (Address of principal executive offices
                                  and zip code)

                                 (972) 258-8507
                             (Registrant's telephone
                          number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)).

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).







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Item 2.02: Results of Operations and Financial Condition

The information furnished in Item 2.02 - "Results of Operations and Financial Conditions" of this Current Report on Form 8-K and the Exhibit attached hereto as Exhibit 99.1 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such section. On October 23, 2007, CEC Entertainment, Inc. issued a press release announcing financial results for the fiscal third quarter ended September 30, 2007. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 19, 2007, CEC Entertainment, Inc. and certain of its affiliates (collectively referred to in this Item 2.03 as the "Company") entered into a Second Amended and Restated Credit Agreement (the "Credit Agreement") among CEC Entertainment Concepts, L.P., a subsidiary of CEC Entertainment, Inc., as the Borrower, CEC Entertainment, Inc. as a Guarantor, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, J.P. Morgan Chase Bank, N.A. as Syndication Agent, Wachovia Bank, N.A. and Suntrust Bank as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities, Inc. as Co-Lead Arrangers and Co-Book Managers and certain other lenders. Under the Credit Agreement, the Company increased its total borrowing capacity to $550 million with an accordion feature allowing the Company to request an additional $50 million in borrowings at any time. Interest under the Credit Agreement line of credit is dependent on earnings and debt levels of the Company and ranges from prime or, at the Company's option, LIBOR plus 0.625% to 1.25%. Currently, any borrowings under this Credit Agreement line of credit would be at the prime rate or LIBOR plus 0.875%. Borrowings under the Credit Agreement are unsecured but the Company has agreed to not pledge any of its existing assets to secure future indebtedness. The Company intends to use the credit facility for working capital, capital expenditures, internal growth initiatives, permitted share repurchases and general corporate purposes. This summary is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 hereto. Capitalized terms which are not defined in this Item
2.03 shall have the meanings assigned to such terms in the Credit Agreement.

Item 8.01: Other Events

On October 22, 2007, CEC Entertainment, Inc.'s (the "Company's") Board of Directors authorized a $200 million increase in the Company's share repurchase program bringing the total outstanding share repurchase authorization to approximately $347 million. Under the share repurchase program, the Company expects to acquire shares primarily through open market transactions, accelerated share repurchases and/or privately negotiated transactions, subject to market conditions and other factors.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

10.1 Second Amended and Restated Credit Agreement among CEC Entertainment Concepts, L.P., a subsidiary of CEC Entertainment, Inc., as the Borrower, CEC Entertainment, Inc. as a Guarantor, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, J.P. Morgan Chase Bank, N.A. as Syndication Agent, Wachovia Bank, N.A. and Suntrust Bank as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities, Inc. as Co-Lead Arrangers and Co-Book Managers and certain other lenders dated October 19, 2007.

Pursuant to General Instruction B.2 of From 8-K, the following exhibit is furnished with this Form 8-K:

99.1 Press Release of CEC Entertainment, Inc. dated October 23, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CEC ENTERTAINMENT, INC.


Date:  October 23, 2007                     By:  /s/Christopher D. Morris
                                                 -----------------------------
                                                 Christopher D. Morris
                                                 Executive Vice President
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------

10.1     Second Amended  and  Restated Credit Agreement among CEC  Entertainment
         Concepts, L.P., a subsidiary of CEC Entertainment, Inc., as the Borrower, CEC Entertainment, Inc. as a Guarantor, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, J.P. Morgan Chase Bank, N.A. as Syndication Agent, Wachovia Bank, N.A. and Suntrust Bank as Co-Documentation Agents, and Banc of America Securities LLC and J.P. Morgan Securities, Inc. as Co-Lead Arrangers and Co-Book Managers and certain other lenders dated October 19, 2007.


99.1     Press Release of CEC Entertainment, Inc. dated October 23, 2007.